Exhibit 10.11
AMENDMENT NO. 3 TO
THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED
The Profit Sharing Plan of Quest Diagnostics Incorporated, as presently maintained under an amendment and restatement effective as of January 1, 2016 (the “Plan”), is hereby amended in the following respects, effective as of the dates set forth below:
1.    Section 2.1 of the Plan (“Eligibility”) is amended in its entirety to read as follows, effective as of January 1, 2020:
“2.1    Eligibility
Effective January 1, 2020, an Eligible Employee may make Employee Pre-Tax Contributions as soon as administratively feasible after he becomes an Eligible Employee. Such an Eligible Employee shall become eligible to receive Employer Matching Contributions and Employer Discretionary Contributions (if any) as soon as administratively feasible after he completes 12 months of Eligibility Service.”
2.    Section 6.2 of the Plan (“Hardship Withdrawals”) is amended in its entirety to read as follows, effective as of January 1, 2019:
“6.2    Hardship Withdrawals
(a)    Upon making an Appropriate Request, and with the approval of the Plan Administrator, a Participant shall be allowed to withdraw all or part of the value of his Account while still employed by the Employer. Withdrawn amounts may not be repaid to the Trust Fund. Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Plan Administrator may determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Plan Administrator may determine.
(b)    A Participant may make a withdrawal under this Section 6.2 only if the withdrawal is made on account of his immediate and heavy financial need, as determined under subsection (c)(1), and is necessary to satisfy such need, as determined under subsection (c)(2). The determination of the existence of financial hardship and the amount necessary to be withdrawn to satisfy the immediate financial need created by the hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner, in accordance with the standards and restrictions set forth in subsection (c). A Participant requesting a withdrawal hereunder may be required to submit whatever documentation the Plan Administrator, in its sole discretion, deems necessary to establish the existence of a financial hardship and the amount necessary to be withdrawn to satisfy the need created by the hardship.

(c)    (1)    Immediate and heavy financial need. A withdrawal will be considered to be made on account of an immediate and heavy financial need of the Participant for purposes of subsection (b) only if it is for:
(A)    Expenses of him, his spouse, children or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)1)(B)) for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(B)    Costs directly related to the purchase or construction of his principal residence (excluding mortgage payments);
(C)    Payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post-secondary education for him, his spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)1)(B));
(D)    Payments necessary to prevent his eviction from his principal residence or foreclosure on the mortgage of his principal residence;
(E)    Payments for burial or funeral expenses for his deceased parent, spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B));
(F)    Expenses for the repair of damage to his principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds 10% of his adjusted gross income); or
(G)    Expenses and losses (including loss of income) incurred by him on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-707, provided that his principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.
(H)    Expenses under subsections (A), (C) and (E) above as it relates to his “primary Beneficiary” in the same manner as expenses for a spouse or other dependent if such expenses satisfy all the requirements of this Section. For this purpose, a “primary Beneficiary” is an individual named as a

Beneficiary who has an unconditional right to all or a portion of the Participant’s Account upon his death.
(2)    Amount necessary to satisfy the need. A withdrawal will be considered to be in an amount necessary to satisfy a Participant’s need under paragraph (1) for purposes of subsection (b) only if:
(A)    It does not exceed the amount of the need under paragraph (1);
(B)    He has obtained all non-hardship distributions he is eligible for under any plan the Employer or an Affiliate may sponsor (including this Plan);
(C)    He has provided to the Plan Administrator a representation in writing (including by using an electronic medium as defined in Regulation §1.401(a)-21(e)(3) or in other such form as may be prescribed by the Commissioner of Internal Revenue that he has insufficient cash or other liquid assets reasonably available to satisfy the need and the Plan Administrator does not have actual knowledge to the contrary; and
(D)    Notwithstanding subparagraphs (A) – (C), his withdrawal may be considered to be in an amount necessary to satisfy a need under paragraph (1) if it satisfies a method prescribed under Regulation §1.401(k)-1(d)(3)(iv)(C).
(d)    In addition to the amount necessary to meet the immediate financial need created by the hardship, the Participant also may withdraw an amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
(e)    A Participant who has requested a hardship withdrawal and who has any portion of his Account invested in the Quest Diagnostics Incorporated Stock Fund shall be subject to restrictions on his election under Section 6.4 to the extent so provided in Section 6.4(a).
(f)    Notwithstanding the preceding provisions of this Section, a hardship withdrawal may not be made from the QJSA Portion or safe harbor matching contributions, nor to the extent a disbursement restriction is in effect under Section 5.10(b).”

3.    Section 7.5 of the Plan (“Transactional and other Fees and Expenses of Plan and Trust”) is amended in its entirety to read as follows, effective as of January 1, 2020:

“7.5	Transactional and other Fees and Expenses of Plan and Trust
(a)    Participant-specific expenses. The Plan Administrator may provide that any investment-related transactional fees (e.g., charges for the acquisition, sale or exchange of assets, brokerage commissions and service charges) imposed or incurred with respect to an Investment Option as a result of Participant directions shall be charged to the Accounts of the Participants directing such investments. Fees for transactions directed by Participants including, but not limited to, fees associated with a loan under Section 6.1 and fees associated with a QDRO determination, also may be charged to the directing Participant’s Account.
(b)    General Plan expenses. All other expenses of administering the Plan and the Trust Fund, including recordkeeping expenses, expenses of the Committee or the Trustee and direct administrative expenses of the Plan Administrator, shall be paid from the Trust Fund, including such charges to some or all Participant Accounts as authorized by the Senior Vice President & Chief Human Resources Officer, provided that such expenses of administration (or a portion thereof) may, in the discretion of Quest Diagnostics, instead be paid by the Employers.”
4.    Appendix A to the Plan (Participating Employers) is amended in its entirety as attached hereto, effective as of January 1, 2020.
5.    Appendix G to the Plan (Post-2015 Merged Plans: Special Rules and Protected Benefits) is amended in its entirety as attached hereto, effective as of January 1, 2020.
As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this Amendment to be executed by its Senior Vice President and Chief Human Resources Officer on this December 20, 2019.
QUEST DIAGNOSTICS INCORPORATED
By: /s/ Cecilia K. McKenney
Name: Cecilia K. McKenney
Title: SVP and Chief Human Resources Officer

APPENDIX A
PARTICIPATING EMPLOYERS

The Plan allows Employers other than Quest Diagnostics to adopt its provisions. The names (and jurisdictions of organization) of Quest Diagnostics and the other Employers, as of January 1, 2019, in the Plan are:

MEMBERS OF THE QUEST CONTROLLED GROUP
American Medical Laboratories, Incorporated (DE)
Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
Associated Clinical Laboratories, L.P. (PA)
Athena Diagnostics, Inc. (DE)
DGXWMT JV, LLC (DE)
Diagnostic Laboratory of Oklahoma LLC (OK)
Diagnostic Reference Services, Inc. (MD)
ExamOne LLC (DE)
ExamOne World Wide, Inc. (PA)
ExamOne World Wide of NJ, Inc. (NJ)
Isabella Street Urban Renewal, LLC (NJ)
LabOne, LLC (MO)
LabOne of Ohio, Inc. (DE)
Mobile Medical Examination Services, LLC (CA)
Nomad Massachusetts, Inc. (MA)
Pathology Building Partnership (MD)
Pheno Path Laboratories, PLLC (WA)
Quest Diagnostics Clinical Laboratories, Inc. (DE)
Quest Diagnostics Domestic Holder LLC (DE)
Quest Diagnostics Health & Wellness, LLC (DE)
Quest Diagnostics Holdings Incorporated (DE)
Quest Diagnostics Incorporated (DE)
Quest Diagnostics Incorporated (MD)
Quest Diagnostics Incorporated (MI)
Quest Diagnostics Incorporated (NV)
Quest Diagnostics Infectious Disease, Inc. (DE)
Quest Diagnostics International LLC (DE)
Quest Diagnostics Investments LLC (DE)
Quest Diagnostics LLC (CT)
Quest Diagnostics LLC (IL)
Quest Diagnostics LLC (MA)
Quest Diagnostics Massachusetts LLC (MA)
Quest Diagnostics Nichols Institute (CA)
Quest Diagnostics Nichols Institute, Inc. (VA)
Quest Diagnostics of Pennsylvania Inc. (DE)
Quest Diagnostics Receivables Inc. (DE)
Quest Diagnostics TB, LLC (DE)
Quest Diagnostics Terracotta LLC (DE)
Quest Diagnostics Venture LLC (PA)
Quest Diagnostics Ventures, LLC (DE)

Reprosource Fertility Diagnostics, Inc. (MA)
Specialty Laboratories, Inc. (CA)
Unilab Corporation (DE)
A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Cincinnati, Inc. (OH)
AmeriPath Cleveland, Inc. (OH)
AmeriPath Consolidated Labs, Inc. (FL)
AmeriPath Florida, LLC (DE)
AmeriPath Hospital Services Florida, LLC (DE)
AmeriPath, Inc. (DE)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Kentucky, Inc. (KY)
AmeriPath Lubbock 5.01(a) Corporation (TX)
AmeriPath Milwaukee, S.C. (WI)
AmeriPath New York, LLC (DE)
AmeriPath Texas Inc. (DE)
AmeriPath Tucson, Inc. (AZ)
Arlington Pathology Association 5.01(a) Corporation (TX)
Clearpoint Diagnostic Laboratories, LLC (TX)
Cleveland Heartlab, Inc. (DE)
Colorado Pathology Consultants, P.C. (CO)
Consolidated DermPath, Inc. (DE)
Dermatopathology of Wisconsin, S.C. (WI)
DFW 5.01(a) Corporation (TX)
Diagnostic Pathology Services, Inc. (OK)
Institute for Dermatopathology, Inc. (PA)
Kailash B. Sharma, M.D., Inc. (GA)
Kilpatrick Pathology, P.A. (NC)
Med Fusion, LLC (TX)
Nuclear Medicine and Pathology Associates (GA)
Ocmulgee Medical Pathology Association, Inc. (GA)
TXAR 5.01(a) Corporation (TX)

EMPLOYERS THAT ARE NOT MEMBERS OF THE QUEST CONTROLLED GROUP Associated Pathologists, Chartered (NV)

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APPENDIX G
POST-2015 MERGED PLANS:
SPECIAL RULES AND PROTECTED BENEFITS
A.    For purposes of this Appendix G, the following definitions apply:
Merged Plan: means a plan which has been merged into this Plan on or after January 1, 2016.
Merger Date: means the date as of which a Merged Plan merged into this Plan. The Merger Date for each Merged Plan which merged into this Plan on or after January 1, 2016 is set forth in the table below:

Name of Merged Plan	Merger Date
med fusion 401(k) Plan	January 18, 2018
MedXM 401(k) Plan	March 1, 2019
Cleveland Heartlab 401(k) Plan	May 2, 2019
ReproSource, Inc. 401(k) Retirement Plan	July 25, 2019
PhenoPath Laboratories 401(k) Plan	August 1, 2019

B.
The subaccounts maintained with respect to Participants who participated in a Merged Plan (unless aggregated with another sub-account having the same characteristics and privileges) include, but are not limited to, the following:

(a)
Prior Plan Roth Sub-Account consisting of contributions made on behalf of a Participant to a Merged Plan indicated below that the Participant irrevocably designated as Roth contributions subject to Code Section 402A, including any Roth catch-up contributions under Code Section 414(v), and any Roth rollover contributions, to the:

(1)	med fusion 401(k) Plan.

(2)	MedXM 401(k) Plan.

(3)	Cleveland Heartlab 401(k) Plan.

(4)	ReproSource, Inc. 401(k) Retirement Plan.

(5)	PhenoPath Laboratories 401(k) Plan.

C.	Special Provisions and Protected Benefits
(a)    med fusion 401(k) Plan

(1)	A Participant who was a med fusion 401(k) Plan participant shall be 100% vested in the sub-accounts that were transferred to this Plan upon the merger of the med fusion 401(k) Plan into this Plan.

(2)	A Participant who was a med fusion 401(k) Plan participant may make an in-service withdrawal from his med fusion 401(k) Plan sub-accounts that

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were transferred to this Plan upon the merger of the med fusion 401(k) Plan into this Plan if he is determined to be Totally and Permanently Disabled.
(b)    MedXM 401(k) Plan

(1)	None
(c)    Cleveland Heartlab 401(k) Plan

(1)
A Participant who was a Cleveland Heartlab 401(k) Plan participant shall be subject to a 2-year cliff vesting schedule, on an elapsed time basis, with respect to his QACA match sub-account that was transferred to this Plan upon the merger of the Cleveland Heartlab 401(k) Plan into this Plan.

(d)    ReproSource, Inc. 401(k) Retirement Plan

(1)
A Participant who was a ReproSource, Inc. 401(k) Retirement Plan participant shall be 100% vested in the sub-accounts that were transferred to this Plan upon the merger of the ReproSource, Inc. 401(k) Retirement Plan into this Plan.

(e)    PhenoPath Laboratories 401(k) Plan

(1)
A Participant who was a PhenoPath Laboratories 401(k) Plan participant, who has attained age 55 and who has completed at least five (5) years of service may make a withdrawal from his employer contribution sub-account that was transferred to this Plan upon the merger of the PhenoPath Laboratories 401(k) Plan into this Plan. Withdrawn amounts may not be repaid to the Trust Fund. Within such sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Plan Administrator may determine.

(2)
A Participant who was a PhenoPath Laboratories 401(k) Plan participant and who has retired or otherwise terminated employment may make a partial withdrawal of all or any portion of his PhenoPath Laboratories 401(k) Plan sub-accounts that were transferred to this Plan upon the merger of the PhenoPath Laboratories 401(k) Plan into this Plan. Withdrawn amounts may not be repaid to the Trust Fund. Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Plan Administrator may determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Plan Administrator may determine.

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